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EXHIBIT 20

TOYOTA MOTOR CREDIT CORPORATION
Servicer's Certificate—Toyota Auto Receivables 2002-A Owner Trust
Distribution Date of March 15, 2002 for the Collection Period February 1, 2002 through February 28, 2002

	Total		Class A-1 Balance	Class A-2 Balance	Class A-3 Balance	Class A-4 Balance
Pool Data—Original Deal Parameters
Securities Balance	$1,510,602,000.00		$459,670,000.00	$387,000,000.00	$429,000,000.00	$234,932,000.00
Receivables Pool Balance	$1,557,322,188.00
Principal Factor	1.00000000		1.00000000	1.00000000	1.00000000	1.00000000
Rate			1.69375%	2.392%	3.4440%	4.000%
Final Scheduled Payment Date			January 15, 2003	July 15, 2004	January 16, 2006	July 15, 2008
Number of Contracts	106,057
Weighted Average A.P.R.	7.24%
Weighted Average Remaining Term	49.86	months
Servicing Fee Rate	1.00%
Pool Data—Prior Month
Securities Balance	$1,399,794,110.28		$348,862,110.28	$387,000,000.00	$429,000,000.00	$234,932,000.00
Receivables Pool Balance	$1,446,514,298.28
Securities Pool Factor	0.92664654		0.75894035	1.00000000	1.00000000	1.00000000
Number of Contracts	102,828
Weighted Average A.P.R.	7.24%
Weighted Average Remaining Term	48.26	months
Precompute and Simple Interest Advances	$1,841,732.71
Payahead Account Balance	$619,002.25
Interest Shortfall	$0.00		$0.00	$0.00	$0.00	$0.00
Principal Shortfall	$0.00		$0.00	$0.00	$0.00	$0.00
Pool Data—Current Month
Securities Balance	$1,352,195,092.02		$301,263,092.02	$387,000,000.00	$429,000,000.00	$234,932,000.00
Receivables Pool Balance	$1,398,915,280.02
Securities Pool Factor	0.89513657		0.65538994	1.00000000	1.00000000	1.00000000
Number of Contracts	101,419
Weighted Average A.P.R.	7.24%
Weighted Average Remaining Term	47.52	months
Precompute and Simple Interest Advances	$2,247,377.99
Payahead Account Balance	$564,236.00
Interest Shortfall	$0.00		$0.00	$0.00	$0.00	$0.00
Principal Shortfall	$0.00		$0.00	$0.00	$0.00	$0.00

Reserve Account
Initial Deposit Amount						$0.00
Specified Reserve Account Percentage						0.00%
Specified Reserve Account Amount						$0.00
Specified Reserve Account Percentage (if Condition i or ii met)						5.50%
Specified Reserve Account Amount (if Condition i or ii met)						$74,370,730.06
Beginning Balance						$0.00
Total Withdraw						$0.00
Amount Available for Deposit to the Reserve Account						$4,005,015.33

Reserve Account Balance Prior to Release						$4,005,015.33
Reserve Account Required Amount						$0.00
Reserve Account Release to Seller						$4,005,015.33

Ending Reserve Account Balance						$0.00

Revolving Liquidity Note
Total Amount Available						$7,786,611.00
Beginning of Period Balance						$0.00
Draws						$0.00
Reimbursements						$0.00

End of Period Balance						$0.00
Current Period Undrawn Amount						$7,786,611.00

Liquidation of Charge-offs and Repossessions

	Vehicles	Amount
Liquidated Contracts	18
Gross Principal Balance of Liquidated Receivables		$196,503.42
Net Liquidation Proceeds Received During the Collection Period		($130,236.64)
Recoveries on Previously Liquidated Contracts		$0.00

Aggregate Credit Losses for the Collection Period		$66,266.78

Cumulative Credit Losses for all Periods	20	$80,045.66

Repossessed in Current Period	32
Ratio of Net Credit Losses to the Average Pool Balance for Each Collection Period:		Annualized Average Charge-Off Rate
Second Preceding Collection Period		0.00%
First Preceding Collection Period		0.01%
Current Collection Period		0.06%

Condition (i) (Charge-off Rate)
Three Month Average		0.02%
Charge-off Rate Indicator (> 2.25%)		condition not met

Delinquent and Repossessed Contracts

	Percent	Contracts	Percent	Amount
31-60 Days Delinquent	0.79%	800	0.69%	$9,699,376.73
61-90 Days Delinquent	0.10%	106	0.10%	$1,464,409.47
Over 90 Days Delinquent	0.07%	69	0.07%	$997,363.01

Total Delinquencies		975		$12,161,149.21

Repossessed Vehicle Inventory		57*
* Included with delinquencies above
Ratio of Number of Contracts Delinquent 60 Days or More to the Outstanding
Number of Receivables as of Each Collection Period (Includes Repossessions):
Second Preceding Collection Period				0.01%
First Preceding Collection Period				0.16%
Current Collection Period				0.17%
Condition (ii) (Delinquency Percentage)
Three Month Average				0.11%
Delinquency Percentage Indicator (> 2.25%)			condition not met

TOYOTA MOTOR CREDIT CORPORATION
Servicer's Certificate—Toyota Auto Receivables 2002-A Owner Trust
Distribution Date of March 15, 2002 for the Collection Period February 1, 2002 through February 28, 2002

		Class A-1	Class A-2	Class A-3	Class A-4
	Total	Balance	Balance	Balance	Balance
Collections
Principal Payments Received	$47,402,514.84
Interest Payments Received	$8,061,633.21
Net Precomputed Payahead Amount	$54,766.25
Aggregate Net Liquidation Proceeds Received	$130,236.64
Principal on Repurchased Contracts	$0.00
Interest on Repurchased Contracts	$0.00

Total Collections	$55,649,150.94
Net Simple Interest Advance Amount	$301,593.22
Net Precomputed Advance Amount	$104,052.06

Total Available Amount	$56,054,796.22
Amounts Due
Servicing Fee	$1,205,428.58
Accrued and Unpaid Interest	$3,245,344.05
Principal	$47,599,018.26
Reserve Fund	$4,005,015.33

Total Amount Due	$56,054,796.22
Actual Distributions
Servicing Fee	$1,205,428.58
Interest	$3,245,334.05	$459,577.38	$771,420.00	$1,231,230.00	$783,106.67
Principal	$47,599,018.26	$47,599,018.26	$0.00	$0.00	$0.00
Reserve Fund	$4,005,015.33

Total Amount Distributed	$56,054,796.22	$48,058,595.64	$771,420.00	$1,231,230.00	$783,106.67

Monthly Information by Type of Loan
Precomputed Contracts
Scheduled Principal Collections		$1,702,246.64
Prepayments in Full	95 contracts	$672,533.09
Repurchased Receivables Principal		$0.00
Payments Behind/Ahead on Repurchased Receivables		$0.00
Total Collections		$2,501,287.87
Advances—Reimbursement of Previous Advances		$0.00
Advances—Current Advance Amount		$104,052.06
Payahead Account—Payments Applied		$54,766.25
Payahead Account—Additional Payaheads		$0.00
Simple Interest Contracts
Collected Principal		$29,756,724.20
Prepayments in Full	1296 contracts	$15,271,010.91
Collected Interest		$7,935,125.07
Repurchased Receivables Principal		$0.00
Repurchased Receivables Interest		$0.00
Advances—Reimbursement of Previous Advances		$0.00
Advances—Current Advance Amount		$301,593.22

TOYOTA MOTOR CREDIT CORPORATION
Servicer's Certificate—Toyota Auto Receivables 2002-A Owner Trust
Distribution Date of March 15, 2002 for the Collection Period of February 1 through February 28, 2002

	Class A2	Class A3
	Balance	Balance
Note Rates for March 15, 2002 Payment Date
One Month LIBOR	1.84750%	1.84750%
Spread	0.05000%	0.06000%

Note Rates:	1.89750%	1.90750%
Number of Days in Interest Period (Days)	28	28
Interest Payments
Interest Calculation for Current Interest Period	571,147.50	636,469.17
At Certificate Payment Date:
Due to Swap Counterparty (Swap Payments Outgoing)	771,420.00	1,231,230.00
Paid to Swap Counterparty (Swap Payments Outgoing)	771,420.00	1,231,230.00
Proration % 0.00%
Interest Due to Noteholders (Swap Payments Incoming)	571,147.50	636,469.17
Interest Payment to Noteholders (Swap Payments Incoming)	571,147.50	636,469.17
Net Swap Payment due to / (received by) Swap Counterparty	(200,272.50)	(594,760.83)
Principal Payments
Principal Payment due to Investors	—	—
Ending Notional Balance	387,000,000.00	429,000,000.00
Swap Termination Payment	N/A	N/A
Note Rates for April 15, 2002 Payment Date
One Month LIBOR	1.90000%	1.90000%
Spread	0.05000%	0.06000%

Note Rates:	1.95000%	1.96000%
Number of Days in Interest Period (Days)	31	31

I hereby certify to the best of my knowledge that
the report provided is true and correct.

/s/ ANGELA BROWN Angela Brown, ABS Accounting Manager

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TOYOTA MOTOR CREDIT CORPORATION Servicer's Certificate—Toyota Auto Receivables 2002-A Owner Trust Distribution Date of March 15, 2002 for the Collection Period February 1, 2002 through February 28, 2002
TOYOTA MOTOR CREDIT CORPORATION Servicer's Certificate—Toyota Auto Receivables 2002-A Owner Trust Distribution Date of March 15, 2002 for the Collection Period February 1, 2002 through February 28, 2002
TOYOTA MOTOR CREDIT CORPORATION Servicer's Certificate—Toyota Auto Receivables 2002-A Owner Trust Distribution Date of March 15, 2002 for the Collection Period of February 1 through February 28, 2002